SMF STREICHER MOBILE FUELING, INC.
800 WEST CYPRESS CREEK ROAD, SUITE 580
FORT LAUDERDALE, FLORIDA 33309


                                                                   NEWS RELEASE
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CONTACT:    RICHARD E. GATHRIGHT                      C. RODNEY O'CONNOR
            PRESIDENT AND CHIEF EXECUTIVE OFFICER     CAMERON ASSOCIATES, INC.
            954-308-4200                              212-245-8800



                       STREICHER MOBILE FUELING ANNOUNCES
                      $10 MILLION LONG-TERM CREDIT FACILITY
                    AND EXPECTED FOURTH QUARTER PROFITABILITY

FT. LAUDERDALE, FL, OCTOBER 1, 2002 - STREICHER MOBILE FUELING, INC. (NASDAQ:
FUEL and FUELW), an outsourcing value added refueling and fuel management service for vehicle and equipment fleets, today announced the closing of a new long-term credit facility with Congress Financial Corporation, a subsidiary of the Wachovia Corporation. The three-year, $10 million working capital facility replaces the Company's previous short-term line of credit with BankAtlantic.

In addition, the Company announced that, based on preliminary unaudited financial information, it expects to report a modest profit for the quarter ended June 30, 2002. The period will be reported in the Company's audited financial statements and Form 10-KSB Annual Report for the year ended June 30, 2002, for which an extended filing date until October 15, 2002 has been obtained.

Richard E. Gathright, Chief Executive Officer and President commented, "We are extremely pleased to announce the Company's three-year agreement with Congress Financial. This financing represents further confirmation of the progress of the restructuring program begun under new management one and one-half years ago."

Mr. Gathright continued, "While the positive results for the fourth quarter will not materially reduce the loss reported for the prior nine months, they reflect bottom line performance from our turnaround program. Due to the Company's prior change of fiscal year from January 31st to June 30th, the audited financial statements and Annual Report covering the fiscal year ended June 30, 2002 will also cover the 5-month stub period preceding it. We filed for a 15-day extension to provide for the additional time required as a result of this change."

ABOUT STREICHER MOBILE FUELING, INC.
SMF provides cost effective mobile fueling and fuel management services, primarily to customers operating large fleets of vehicles and equipment. SMF's specialized truck fleet delivers fuel to customers' locations, refueling vehicles and equipment and/or resupplying


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storage facilities at competitive service fees and fuel prices. The proprietary
SMF electronic fuel system is used to measure, record, and track fuel dispensed to each vehicle and tank fueled at a customer location allowing verification of the amount of fuel delivered and providing customers with customized fleet fuel data for management analysis and tax reporting.

FORWARD LOOKING STATEMENTS
This press release includes "forward-looking statements" within the meaning of the safe harbor provision of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based on the current beliefs of the Company and its management based on information known to them at this time. Because these statements depend on various assumptions as to future events, they should not be relied on by shareholders or other persons in evaluating the Company. Among the risks and uncertainties which could cause actual results to differ from those anticipated by the Company are the level of demand for the Company's products and services, changes in market conditions in the transportation or petroleum industries, including the entry of new competitors; the availability of sufficient debt or equity capital to sustain and grow the Company's business; adverse regulatory actions; the availability of qualified employees to provide the level of service required by customers; the success of the Company's marketing, pricing and other business strategies; as well as economic conditions generally, particularly in the geographic areas served by the Company. Although management believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions as to these and other risks and uncertainties, actual results could differ materially from those projected.


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